ACCOUNTING SERVICES AGREEMENT

THIS AGREEMENT is made and entered into this _27 day of March,2012, by andbetween the PSG Capital Management Trust(the “Trust”), an Delaware (state) business trust having itsprincipal place of business at 8161 Maple Lawn Blvd., Suite 400, Fulton, MD 20759 (address), and MutualShareholder Services, LLC, a Delaware Limited Liability Company (“MSS”).

RECITALS:

A.

The Trust is an open-end management investment company registered with theUnited States Securities and Exchange Commission under the Investment Company Act of 1940,as amended (the “1940 Act’’); and

B.

MSS is a corporation experienced in providing accounting services to mutualfunds and possesses facilities sufficient to provide such services; and

C.

The Trust desires to avail itself of the experience, assistance and facilities of MSSand to have MSS perform the Trust certain services appropriate to the operations of the Trust,and MSS is willing to furnish such services in accordance with the terms hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants herein contained, theparties hereby agree as follows:

1.

DUTIES OF MSS.

MSS will provide the Trust with the necessary office space, communication facilities andpersonnel to perform the following services for the Trust:

(a)

Timely calculate and transmit to NASDAQ the daily net asset value ofeach class of shares of each portfolio of the Trust, and communicate such value to theTrust and its transfer agent;

(b)

Maintain and keep current all books and records of the Trust as requiredby Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amendedfrom time to time (“Rule 31a-1”), that are applicable to the fulfillment of MSS’s dutieshereunder, as well as any other documents necessary or advisable for compliance withapplicable regulations as may be mutually agreed to between the Trust and MSS.Without limiting the generality of the foregoing, MSS will prepare and maintain thefollowing records upon receipt of information in proper form from the Trust or itsauthorized agents:

•

Cash receipts journal

•

Cash disbursements journal

•

Dividend record

•

Purchase and sales - portfolio securities journals

•

Subscription and redemption journals

•

Security ledgers

•

Brokerledger

•

Generalledger

•

Daily expense accruals

•

Daily income accruals

•

Securities and monies borrowed or loaned and collateral therefore

•

Foreign currency journals

•

Trial balances

(c)

Provide the Trust and its investment adviser with daily portfolio valuation,net asset value calculation and other standard operational reports as requested from timeto time.

(d)

Provide all raw data available from its fund accounting system for thepreparation by the Trust or its investment advisor of the following

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

3.

Annual tax returns;

4.

Financial data necessary to update form N-1A;

5.

Annual proxy statement.

(e)

Notwithstanding paragraph 1 (d), prepare the following:

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

(f)

Edgarize and file with the SEC the following:

1.

Semi-annual and annual financial statements;

2.

Semi-annual forms N-SAR;

3.

N-1A and other necessary filings.

(g)

Provide facilities to accommodate annual audit and any audits orexaminations conducted by the Securities and Exchange Commission or any othergovernmental or quasi -governmental entities with jurisdiction.MSS shall for all purposes herein be deemed to be an independent contractor and shall, unlessotherwise expressly provided or authorized, have no authority to act for or represent the Trust inany way or otherwise be deemed an agent of the Trust.

2.

FEES AND EXPENSES.

(a)

In consideration of the services to be performed by MSS pursuant to thisAgreement, the Trust agrees to pay MSS the fees set forth in the fee schedule attachedhereto as Exhibit A.

(b)

In addition to the fees paid under paragraph (a) above, the Trust agrees toreimburse MSS for out-of-pocket expenses or advances incurred by MSS in connectionwith the performance of its obligations under this Agreement. In addition, any otherexpenses incurred by MSS at the request or with the consent of the Trust will be reimbursed by the Trust.

(c)

The Trust agrees to pay all fees and reimbursable expenses within fivedays following the receipt of the respective billing notice.

3.

LIMITATION OF LIABILITY OF MSS.

(a)

MSS shall be held to the exercise of reasonable care in carrying out theprovisions of the Agreement, but shall not be liable to the Trust for any action taken oromitted by it in good faith without negligence, bad faith, willful misconduct or recklessdisregard of its duties hereunder. It shall be entitled to rely upon and may act upon theaccounting records and reports generated by the Trust, advice of the Trust, or of counselfor the Trust and upon statements of the Trustrs independent accountants, and shall not beliable for any action reasonably taken or omitted pursuant to such records and reports oradvice, provided that such action is not, to the knowledge of MSS, in violation ofapplicable federal or state laws or regulations, and provided further that such action istaken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

(b)

Nothing herein contained shall be construed to protect MSS against anyliability to the Trust to which MSS shall otherwise be subject by reason of willfulmisfeasance, bad faith, negligence in the performance of its duties to the Trust, recklessdisregard of its obligations and duties under this Agreement or the willful violation of anyapplicable law.

(c).

Except as may otherwise be provided by applicable law, neither MSS norits stockholders, officers, directors, employees or agents shall be subject to, and the Trustshall indemnify and hold such persons harmless from and against, any liability for andany damages, expenses or losses incurred by reason of the inaccuracy of informationfurnished to MSS by the Trust or its authorized agents.

4.

REPORTS.

(a)

The Trust shall provide to MSS on a quarterly basis a report of a dulyauthorized officer of the Trust representing that all information furnished to MSS duringthe preceding quarter was true, complete and correct in all material respects. MSS shallnot be responsible for the accuracy of any information furnished to it by the Trust or itsauthorized agents, and the Trust shall hold MSS harmless in regard to any liabilityincurred by reason of the inaccuracy of such information.

(b)

Whenever, in the course of performing its duties under this Agreement,MSS determines, on the basis of information supplied to MSS by the Trust or itsauthorized agents, that a violation of applicable law has occurred or that, to itsknowledge, a possible violation of applicable law may have occurred or, with the passageof time, would occur, MSS shall promptly notify the Trust and its counsel of suchviolation.

5.

ACTIVITIES OFMSS.

The services of MSS under this Agreement are not to be deemed exclusive, and MSSshall be free to render similar services to others so long as its services hereunder are not impairedthereby.

6.

ACCOUNTS AND RECORDS.

The accounts and records maintained by MSS shall be the property of the Trust, and shallbe surrendered to the Trust promptly upon request by the Trust in the form in which suchaccounts and records have been maintained or preserved. MSS agrees to maintain a back-up setof accounts and records of the Trust (which back-up set shall be updated on at least a weeklybasis) at a location other than that where the original accounts and records are stored. MSS shallassist the Trust’s independent auditors, or, upon approval of the Trust, any regulatory body, inany requested review of the Trust’s accounts and records. MSS shall preserve the accounts andrecords as they are required to be maintained and preserved by Rule 31a-1.

7.

CONFIDENTIALITY.

MSS agrees that it will, on behalf of itself and its officers and employees, treat alltransactions contemplated by this Agreement, and all other information germane thereto, asconfidential and not to be disclosed to any person except as may be authorized by the Trust.

8.

TERM OF AGREEMENT.

(a)

This Agreement shall become effective as of the date hereof and shall remain inforce for a period of three years. This Agreement will automatically renew for successive annualterms unless one party provides written notice to the other party 90 days prior to the annualrenewal date that the agreement will not be renewed. Each party to this Agreement has theoption to terminate this Agreement during the initial three year term and any renewal period,without penalty, upon 90 days prior written notice.

(b)

Should the Trust exercise its right to terminate, all out-of-pocket expensesassociated with the movements of records and material will be paid by the Trust. Additionally,MSS reserves the right to charge for any other reasonable expenses associated with suchtermination.

9.

MISCELLANEOUS.

(a)

Neither this Agreement nor any rights or obligations hereunder may be assignedby either party without the written consent of the other party. This Agreement shall inure to thebenefit of and be binding upon the parties and their respective permitted successors and assigns.

(b)

The provisions of this Agreement shall be construed and interpreted in accordancewith the laws of the State of Ohio as at the time in effect and the applicable provisions of the1940 Act. To the extent that the applicable law of the State of Ohio, or any of the provisionsherein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

(c)

This Agreement may be amended by the parties hereto only if such amendment isin writing and signed by both parties.

(d)

This Agreement constitutes the entire agreement between the parties hereto andsupersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(e)

All notices and other communications hereunder shall be in writing, shall bedeemed to have been given when received or when sent by telex or facsimile, and shall be givento the following addresses (or such other addresses as to which notice is given):

To the Trust:

To MSS:

PSG Capital Management Trust

Mutual Shareholders Service, LLC
8161 Maple Lawn Blvd., Suite 400

8000 Town Centre Drive, Suite 400
Fulton MD, 20759

Broadview heights, OH  44147

IN WITNESS WHEREOF, the partie hereto have executed this Agreement as of the day and year first above written.

3/27/12

:

Mutual Shareholder Services, LLC

By:

/s/Jon Giordani

By:

/s/Gregory B. Gitts

Its:

Treasurer

Its:

President

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